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                                                                    EXHIBIT 3.40

                                     BYLAWS
                                       OF
                               MCTAWS CORPORATION

                                    SECTION 1

                                  STOCKHOLDERS

         Section 1.1 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held each year at the principal office of the Corporation, or at some other place (within or without the State of Delaware as designated by the Board of Directors) on the day and at the time specified in Exhibit A, which is attached hereto and incorporated herein by this reference, or on such other day and time as may be fixed by the Board of Directors and set forth in the notice of such meeting. If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day as may be set by the Board of Directors.

         Section 1.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, or the stockholders of record of a majority of the outstanding voting stock of the Corporation. A special meeting of the stockholders may be held at such place and time (within or without the State of Delaware) as shall be specified in the notice of such meeting. The business transacted at each such meeting shall be confined to the objects stated in the notice of meeting.

         Section 1.3 Notice of Meetings. The Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given not less than 10 nor more than 60 days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. Notice may be delivered personally, by facsimile, by first class mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each stockholder of record entitled to notice of such meeting. Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage paid, correctly addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the Corporation. Notice of any adjourned meeting of

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the stockholders of the Corporation need not be given, except as otherwise required by law.

         Section 1.4. Waiver of Notice. Whenever notice is required to be given under any provision of law, the Certificate of Incorporation, Bylaws or by resolution of the Board of Directors, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and makes such objection immediately upon the commencement thereof.

         Section 1.5 Quorum. Except as otherwise required by law, the presence in person or by proxy of the holders of record of a majority of the stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

         Section 1.6 Voting. Every holder of record of stock entitled to vote at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share standing in such stockholder's name on the books of the Corporation. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. Except as otherwise required by law or by these Bylaws, all voting may be viva voce.

         Section 1.7 Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, may appoint or provide for the appointment of one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed the person presiding at the stockholders' meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting impartially and according to the best of such person's ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the number of shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct

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the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing on any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 1.8 List of Stockholders. At least 10 days before any stockholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the stockholders entitled to notice of a stockholders' meeting, arranged in alphabetical order and by voting group, with the address of each stockholder and the number, class, and series, if any, of shares owned by each.

         Section 1.9 Consent of Stockholders in Lieu of Meeting.

                  (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered.

                  (b) No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.

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                  (c)      Prompt notice of the taking of the corporate action
         without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware, if such action had been voted on by the stockholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and written notice has been given as provided in Section 228 of the General Corporation Law of Delaware. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

         1.10 Proxies. A stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by an agent. No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes.

         SECTION 2

         BOARD OF DIRECTORS

         Section 2.1 General Powers. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and the Board may exercise all powers of the Corporation.

         Section 2.2 Number. The Board of Directors shall consist of such number of Directors as may be determined from time to time by resolution of the stockholders, or except to the extent otherwise restricted by the stockholders, by the Board, but such number shall not be less than the minimum number required by the General Corporation Law of Delaware. The initial Board of Directors shall consist of the number of members listed on Exhibit A attached hereto.

         Section 2.3 Election and Term of Directors. Except as otherwise provided in Section 2.11 hereof, the Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders. Each

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Director shall hold office until the expiration of the term for which such
Director is elected and until a successor has been elected and has qualified, or until such Director's earlier death, resignation or removal. If the annual meeting of stockholders is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and all annual meetings of stockholders.

         Section 2.4 Annual and Regular Meetings. An annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of stockholders at the place of such annual meeting. Notice of such meeting of the Board need not be given. The Board from time to time may provide for the holding of other regular meetings and fix the place (which may be within or without the State of Delaware) and time of such meetings. Notice of regular meetings need not be given, except that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be promptly communicated personally or by telephone or sent by first class mail, facsimile, telegraph, radio or cable, to each Director who shall have not been present at the meeting at which such action was taken, addressed to such Director at such Director's residence, usual place of business or other address designated with the Secretary for such purpose.

         Section 2.5 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, or in the absence or disability of both, by any Vice President, or by the Secretary at the request of any two Directors, at such place (within or without the State of Delaware) as may be specified in the respective notices or waivers of notice of such meeting. Except as otherwise provided by law, a notice of each special meeting, stating the time and place thereof, shall be mailed to each Director addressed to such Director's residence, usual place of business, or other address designated with the Secretary for such purpose, at least two business days before the special meeting is to be held, or shall be sent to such Director at such place by telegraph, facsimile or cable, or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice may be waived in accordance with Section 1.4 hereof.

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         Section 2.6 Quorum; Voting. Subject to the provisions of Section 2.12 hereof, at all meetings of the Board of Directors the presence of one-third of the total number of Directors shall constitute a quorum for the transaction of business, except that if at any time the Board of Director shall consist of only one Director, then one Director shall constitute a quorum. Except as otherwise required by law, the vote of the greater of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any regular or special meeting to another time and place. Notice of the adjourned meeting conforming to the requirements of Section 2.5 hereof shall be given to each Director except that no notice of an adjournment or postponement of a meeting need be given if a majority of the Board of Directors is present or if the adjournment or postponement is to a later hour on the same date, at the same place.

         Section 2.8 Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board.

         Section 2.9 Manner of Acting; Telephonic Meetings. To the extent consistent with law, the Certificate of Incorporation and the Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors or of any Committee thereof may participate in a meeting of the Board or of such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 2.10 Resignations. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman of the Board, the President, a Vice President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

         Section 2.11 Removal of Directors. Any or all of the Directors may be removed at any time, either with or without cause, by vote of the stockholders. Except as otherwise precluded by law any Director may be removed at any time, with or without cause, by resolution of a majority of the entire Board of Directors. Any vacancy in the Board, caused by any removal of a Director by vote of the stockholders, may be filled by the

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stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.12 hereof.

         Section 2.12 Vacancies and Newly Created Directorships. Subject to the provisions of Section 2.11 hereof, any newly created directorship resulting from an increase in the number of Directors and any vacancy occurring in the Board of Directors for any reason (including, without limitation, the removal of a Director) may be filled by vote of a majority of the Directors then in office, although less than a quorum exists, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of a predecessor. Any such newly created directorship and any such vacancy may also be filled at any time by vote of the stockholders.

         Section 2.13 Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for services as a Director may be fixed from time to time by the Board of Directors within limits established by the stockholders. This Section of the Bylaws may not be amended or repealed except by the stockholders. In the absence of stockholders' action, the Directors shall be entitled to $25 per meeting.

         Section 2.14 Reliance on Accounts and Reports, etc. Any Director, or a member of any Committee designated by the Board of Directors, shall, in the performance of such duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such Committee, or in relying in good faith upon other records of the Corporation.

                                    SECTION 3

                                   COMMITTEES

         Section 3.1 How Constituted. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Committees of the Board, each such Committee to consist of two or more Directors as from time to time may be fixed by resolution similarly adopted. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Any Committee may be abolished or redesignated from time to time by resolution or resolutions similarly adopted. Each member (which term, when

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used in this Section, shall include alternate members acting in the stead of absent or disqualified members) of any such Committee shall hold office until replaced by a successor or until such earlier time as such member shall cease to be a Director or resigns or is removed from such Committee.

         Section 3.2 Powers. Each Committee shall have and may exercise the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, to the extent provided by the resolution of the Board of Directors establishing or designating such Committee and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 3.3 Proceedings. Any such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such date and time and upon such notice, if any, as such Committee shall determine from time to time. Each such Committee shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the first meeting of the Board following any such proceedings.

         Section 3.4 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members constituting at least one half of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present, shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

         Section 3.5 Resignations. Any member may resign from any Committee at any time by delivering a written notice of resignation signed by such member to the Chairman, the President, a Vice President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

         Section 3.6 Removal. Any member of any such Committee may be removed at any time, with or without cause, by resolution adopted by the Board or by a majority of the whole Committee.

         Section 3.7 Vacancies. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and any vacancy may be filled by resolution adopted by a majority of the whole Board of Directors.

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         Section 3.8 Special Committees. Nothing herein shall be deemed to preclude the Board of Directors or the chief executive officer from appointing one or more Special Committees, which may be comprised in whole or in part of Directors, for such purposes and having such functions as may be lawfully delegated under law, the Certificate of Incorporation and these Bylaws, provided however no such Special Committee shall have or may exercise any authority of the Board.

                                    SECTION 4

                                    OFFICERS

         Section 4.1 Term and Titles. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board or until the election or appointment and the qualification of a successor. There may be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect or appoint such other officers and agents, having such titles and with such responsibilities (including but not limited to Assistant of the titles previously mentioned) as it deems appropriate. The Board of Directors from time to time may delegate to the chief executive officer the power to appoint such other officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices may be held by the same person.

         Section 4.2 Chief Executive Officer. The Board of Directors from time to time may determine who among the officers and in what order, shall act as chief executive officer. In the absence of such determination the President shall be the chief executive officer. Subject to the control of the Board and to the extent not otherwise prescribed by these Bylaws, the chief executive officer shall supervise the carrying out of the policies adopted or approved by the Board, shall exercise a general supervision and superintendence over all the business and affairs of the Corporation and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

         Section 4.3 Salaries. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

         Section 4.4 Removal and Resignation; Vacancies. Any officer may be removed at any time by the Board of Directors, with or without cause, and any officer appointed by the chief executive officer may be removed by the chief executive officer at any time, with or without cause. Any officer may resign at any time by delivering a signed notice of resignation to the Board of Directors, the Chairman of the Board, the President, a

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Vice President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

         Section 4.5 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, or to the extent not so provided, by the chief executive officer and other officers acting pursuant to the chief executive officer's authority, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The chief executive officer may at any time suspend any officer, other than an officer who is a Director, from any duties and authority for a period not exceeding 90 days.

         Section 4.6 President. The President shall have the following powers and duties:

                  (a) To be the chief operating officer of the Corporation, and, subject to the directions of the Board of Directors and (if the President is not also the chief executive officer) the chief executive officer, to have general charge of the operations of the business, affairs and property of the Corporation and general operations of its officers, employees and agents.

                  (b) Subject to these Bylaws the President shall exercise all powers and perform all duties incident to the office of president and chief operating officer of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board or by the chief executive officer (if the President is not also the chief executive officer).

         Section 4.7 Vice Presidents. Each Vice President shall exercise such powers and perform such duties as from time to time may be assigned to such Vice President by the Board of Directors, the chief executive officer or the President. In the absence or during the disability of the President, the Vice President designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice President present shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 4.8 Secretary. Except as may otherwise be provided by the Board of Directors, the Secretary shall have the following powers and duties:

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                  (a)      To keep or cause to be kept a record of all the
         proceedings of the meetings of the Stockholders and of the Board of Directors.

                  (b) To cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these Bylaws and as required by law.

                  (c) To be the custodian of the records and of the seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed may attest the same.

                  (d) To have charge of the stock books and ledgers of the Corporation and to cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

                  (e) To perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these Bylaws or as may be assigned to the Secretary from time to time by the Board of Directors, the chief executive officer or the President.

                  (f) To the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these Bylaws, to one or more officers, agents or employees of the Corporation.

         Section 4.9 Treasurer. Except as may otherwise be provided by the Board of Directors, the Treasurer shall have the following powers and duties:

                  (a) To have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

                  (b) To cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such other depositaries as shall be selected in accordance with Section 5.3 of these Bylaws.

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                  (c)      To cause the moneys of the Corporation to be
         disbursed by checks or drafts (signed as provided in Section 5.4 of these Bylaws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

                  (d) To render to the Board of Directors or the chief executive officer whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation.

                  (e) To be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation.

                  (f) To perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the chief executive officer or the President.

         Section 4.10 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum with such surety or sureties as the Board may direct, conditional upon the faithful performance of such persons' duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may be in such person's possession, custody or control. The chief executive officer may require a similar bond with respect to officers or agents appointed by the chief executive officer.

                                    SECTION 5

                EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND
                           DEPOSIT OF CORPORATE FUNDS

         Section 5.1 Execution of Instruments. Except as may otherwise be provided in a resolution adopted by the Board of Directors, the Chairman of the Board, the President, or any Vice President may enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any Vice President designated by a number or a word or words added before or after the title Vice President to indicate rank or responsibilities, but not an Assistant Vice President, shall be a Vice President for the purposes of this Section. The Board may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

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         Section 5.2 Loans. No loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidences of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation, and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

         Section 5.3 Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers, or agents as may be authorized by the Board to make such determination.

         Section 5.4 Checks, Drafts, Etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation, and its orders for the payment of money, shall be signed by such officer or officers, or such agent or agents of the Corporation, and in such manner, as the Board of Directors or an officer designated by the Board of Directors from time to time may determine.

         Section 5.5 Sale, Transfer, Etc., of Securities. To the extent authorized by the Board of Directors, the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment. The Board may authorize any one or more other officers, employees or agents to have similar authority.

         Section 5.6 Voting as Securityholder. The Chairman of the Board, the President and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

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         Section 5.7 Facsimile Signatures. The Board of Directors may authorize the use of a facsimile signature or signatures on any instrument. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before such instrument is issued, such instrument may be issued with the same effect as if such person had been such officer at the time of its issue.

                                    SECTION 6

                                  CAPITAL STOCK

         Section 6.1 Certificates of Stock. Every stockholder shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Such certificate shall be in such form as the Board of Directors may determine to the extent consistent with applicable provisions of law, the Certificate of Incorporation and these Bylaws.

         Section 6.2 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of Delaware law, the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

         Section 6.4 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to

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exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have the notice of such claim or interest.

         Section 6.5 Fixing Record Date. The Board of Directors may fix in advance a date as the record date for determining stockholders entitled: (i) to notice of or to vote at any stockholders' meeting or any adjournment thereof;
(ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution. The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law. The record date shall be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring determination of stockholders is to be taken, but such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed for determining the stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of stockholders entitled to a distribution, the record date shall be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining stockholders entitled to a stock dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

                                    SECTION 7

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         Section 7.1 Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may be hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than

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said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Section 7.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7 shall be a contract right and, subject to Sections 7.2 and 7.5 hereof, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         Section 7.2 Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Section
7.1 hereof or advance of expenses under Section 7.5 hereof shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Section 7 is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Section 7 shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State

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

of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.3 Section Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 7.4 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 7.

         Section 7.5 Expenses. Expenses incurred by any person described in
Section 7.1 hereof in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking or on behalf of the Director or officer to repay such an amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 7.6 Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 7 and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         Section 7.7 Contract Rights. The provisions of this Section 7 shall be deemed to be a contract right between the Corporation and each Director or officer who serves in any such capacity at any time while this Section 7 and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal

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or modification of this Section 7 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 7.8 Merger or Consolidation. For purposes of this Section 7, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                    SECTION 8

                            MISCELLANEOUS PROVISIONS

         Section 8.1 Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be as set forth in Exhibit A.

         Section 8.2 Seal. The seal of the Corporation, if any, shall be in the form shown on Exhibit A as adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in any other lawful manner.

         Section 8.3 Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places (within or without the State of Delaware) as may be determined from time to time by the Board of Directors.

         Section 8.4 Independent Public Accountant. The Board of Directors may annually appoint an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year.

         Section 8.5 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums

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as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose. The Directors may modify or abolish any such reserve in the manner in which it was created.

                                    SECTION 9

                                   AMENDMENTS

         Section 9.1 Amendments. All Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new Bylaws may be made, by the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. All Bylaws of the Corporation, other than this Section and any other Section that provides it may be amended or repealed only by the stockholders, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal and new Bylaws may be made by resolution adopted by a majority of the whole Board of Directors; provided, however, that Bylaws which by their terms are subject to amendment or repeal only by the stockholders shall prevail over new Bylaws made by the Board of Directors. Notwithstanding anything herein to the contrary, no amendment or repeal of Section 7 of these Bylaws shall affect adversely any then existing rights of any Director or officer.

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                                    EXHIBIT A

Section 1.1 Date and time of annual shareholders' meeting: Second Thursday in January at 10:00 a.m. or such other time as the Board may direct.

Section 2.2 Number of members of Board of Directors, unless and until changed by resolution of the Board of
                        Directors: Three (3).

Section 8.1             Fiscal year: October 31.

Section 8.2             Corporate Seal: None.

Date Bylaws Adopted:    December 13, 1993

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